Exhibit 10.17

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

               THIS AMENDMENT AGREEMENT made this 1st day of April, 1999 by and among Inteletek, Inc., ("Purchaser"), Charles J. Phillips ("Shareholder") and Fiscal Advantage Corporation, a Texas corporation ("Seller").

               WHEREAS, the parties entered into an Asset Purchase Agreement dated January 4, 1999 (the "Asset Purchase Agreement") whereby Purchaser agreed to purchase and Seller agreed to sell certain assets of the Seller; and

               WHEREAS, the Purchaser is in the process of preparing for an Initial Public Offering ("IPO"); (the tentative name of such corporation is "Inteletek, Inc."); and

               WHEREAS, such Asset Purchase Agreement contained a provision whereby the Seller, could upon the achievement of certain agreed upon "Projected EBIT Amounts," earn additional payments, defined in Section 3.1(ii) and 3.1(iii) of such Asset Purchase Agreement as "Earnout Payments."

               WHEREAS, the parties wish to fix the amounts of such "Earnout Payments" and method and manner of payment.

               NOW, THEREFORE, in exchange for the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

               1. Earnout Payments. The total amount to be paid as Earnout Payments shall be Two Hundred Fifty Thousand Dollars ($250.000.00) and shall be paid to Seller by Purchaser, at its sole discretion, in a combination of either cash and/or shares of the restricted common stock of Inteletek, Inc. ("Inteletek Stock"). The ratio of cash and/or Inteletek Stock that is paid by Purchaser shall be determined by Purchaser at the time of payment. The valuation of the Inteletek Stock conveyed to Seller shall be determined as the "Offering Price" of the Inteletek Stock at the time of the IPO.

               Such Inteletek Stock shall be restricted for a one year (1) period from the date of issuance.

               The parties agree that, if necessary, Shareholder shall enter into a Registration Rights Agreement which shall more clearly define the parties' rights and obligations with regard to the Inteletek Stock issued pursuant to this Agreement.

               2. Registration Rights. In the event that Inteletek Stock is issued to Seller pursuant to this Amendment Agreement, such Inteletek Stock shall be issued in accordance with the Registration Rights Agreement and shall contain the following restricted legend:

                    "The shares  represented by this  certificate  have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under the Act.

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               The shares may not be sold or offered for sale except pursuant to an effective  registration  statement under the Securities Act of
               1933  or  an  opinion  of  counsel  for  the   corporation   that
               registration is not required under such Act."

                    Inteletek  shall make very good faith  effort to prepare and file a Registration Statement with respect to such Inteletek Stock conveyed hereunder within one (1) year of the date of issuance.

               3. Earnout Payments. The parties agree that this Amendment Agreement shall supercede and replace all the obligations and duties under the Earnout Payments provision as provided for in the Asset Purchase Agreement and that the payment of the amount as hereinabove provided shall be construed as the full and complete payment of the amounts due under the Asset Purchase Agreement.

               4. Rights of Recession. In the event that Inteletek is not able to successfully complete the IPO within one (1) year of the date of this Amendment Agreement, this Amendment Agreement shall be terminated and the parties' rights with regard to any payment of the Earnout Payment shall revert to those as provided in the Asset Purchase Agreement.

               5. Miscellaneous.

                  5.1. Further Assurances. At any time, and from time to time, after the date of this Amendment Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Amendment Agreement.

                  5.2. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  5.3. Arbitration. Any and all disputes and differences between or among the parties with respect to the construction or performance of the terms of this Amendment Agreement which cannot be resolved amicably shall be resolved by arbitration before the American Arbitration Association in accordance with its rule then sitting in the State of New Jersey.

                  5.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have given if delivered in person or if sent by prepaid first class registered or certified mail, return receipt requested, fax or recognized courier then upon receipt thereof to the following addresses:

To Shareholder:                             Charles J. Phillips
                                            1716 Barclay Drive
                                            Richardson, TX 75081

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To Seller:                                  Fiscal Advantage Corporation
                                            1144 N. Plano Road, Suite 137
                                            Richardson, TX  75081

To Purchaser:                               Inteletek, Inc.
                                            2047 Rt. 130 North
                                            Burlington, NJ 08016
                                            ATT:  Marc Sherman

with copies to:                             Paul D. Creme, Esquire
                                            Merra, Kanakis, Creme & Mellor, P.C.
                                            60 Main Street
                                            Nashua, NH  03060


                  5.5. Headings. The section and subsection headings in this Amendment Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment Agreement.

                  5.6. Counterparts. This Amendment Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.7. Governing Law. The laws of the State of New Jersey shall govern this Amendment Agreement.

                  5.8. Binding Effect. This Amendment Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                  5.9. Entire Agreement. This Amendment Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. In instances of inconsistencies between this Amendment Agreement of Sale the former shall govern. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof, and except as modified herein the terms and conditions of the Agreement of Sale, shall remain in full force and effect.

                  5.10. Severability. If any part this Amendment Agreement is deemed to be unenforceable the balance of this Amendment shall remain in full force and effect.

                        THE BALANCE OF THIS PAGE HAS BEEN
                            INTENTIONALLY LEFT BLANK




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               IN WITNESS  WHEREOF,  the parties have  executed  this  Amendment
Agreement the day and year first above written.

                                          FISCAL ADVANTAGE CORPORATION
                                          ("Seller")


                                          By: /s/ Charles J. Phillips
                                             -----------------------------------
                                                   Charles J. Phillips
                                                   Its duly authorized President


                                          SHAREHOLDER:



                                          By:  /s/ Charles J. Phillips
                                             -----------------------------------
                                                   Charles J. Phillips


                                          INTELETEK, INC.
                                          ("Purchaser")





                                          By: /s/ Marc Sherman
                                             -----------------------------------
                                                   Marc Sherman
                                                   Its duly authorized President


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